UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report:
(Date of earliest event reported): April 7, 2006
GRAPHIC PACKAGING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13182	58-2205241
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
814 Livingston Court
Marietta, Georgia 30067
(Address of principal executive offices)
(Zip Code)
(770) 644-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 7, 2006, the independent members of the Board of Directors of Graphic Packaging Corporation and Graphic Packaging International, Inc. (the “Company”) approved a Supplemental Executive Pension Plan for Stephen M. Humphrey, the Company’s President and Chief Executive Officer (the “Plan”). Pursuant to the Plan, Mr. Humphrey is entitled to receive a benefit equal to the amount that he would be paid for an additional 22 years of service under the Riverwood International Employees Retirement Plan, up to a maximum of $5,000,000. Such benefit is to be paid in a lump sum payment on March 31, 2007, if Mr. Humphrey continues to be employed by the Company or one of its affiliates through such date. The benefit payable under the Plan is not pre-funded and the Plan is intended to be a nonqualified, deferred compensation plan.
     The description of the Plan set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the copy of the Plan filed as Exhibit 10.1 to this Form 8-K.
Item 8.01. Other Events.
     On July 17, 2005, the Company filed its Annual Certification of the Chief Executive Officer with the New York Stock Exchange (the “NYSE”) certifying its compliance with the listing and corporate governance standards of the NYSE. Such certification was unqualified. In addition, the Company filed the certifications of the Chief Executive Officer and Chief Financial Officer required under Section 302 of the Sarbanes-Oxley Act of 2002 with its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 on March 3, 2006. The Company is including this disclosure, required under Section 303A.12(a) of the Rules of the NYSE, in this Current Report on Form 8-K in lieu of providing such disclosure in its Annual Report to Stockholders or Annual Report on Form 10-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Graphic Packaging International, Inc. Supplemental Executive Pension Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAPHIC PACKAGING CORPORATION
(Registrant)

Date: April 11, 2006	By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Graphic Packaging International, Inc. Supplemental Executive Pension Plan